WAIVER AND CONSENT

This Waiver and Consent (the “Waiver”) is made as of October 26, 2007, by and among Fushi International Inc., a Nevada corporation (the “Company”), Fushi Holdings, Inc. (“FHI”), Fushi International (Dalian) Bimetallic Cable Co., Ltd., (“WFOE”), and Dalian Fushi Bimetallic Manufacturing Co., Ltd. (“Dalian Fushi”, and together with the Company, FHI, the WFOE and any other subsidiary (the “Group Companies”), Mr. Fu Li (the “Controlling Shareholder”) (c) Mr. Fu Li, Mr. Mathus Yang Yue, and Mr. Chris Wang Wenbing, (together with Mr. Fu Li and Mr. Mathus Yang Yue, the “Senior Management”) and Citadel Equity Fund, Ltd (the “Purchaser”).

RECITALS

WHEREAS, on January 19, 2007, the Company, the Group Companies, the Controlling Shareholder, and the Purchaser entered into a Note Purchase Agreement (the “Note Purchase Agreement”), pursuant to which, among other things, the Company issued to the Purchaser (x) the Company’s Guaranteed Senior Secured Floating Rate Notes due 2012 in the aggregate principal amount of $40,000,000 (the “HY Notes”) and (y) the Company’s 3% Senior Secured Convertible Notes due 2012 in the aggregate principal amount of $20,000,000 (the “Convertible Notes”, and together with the HY Notes, the “Notes”) convertible into shares of common stock of the Company, par value $.006 per share (the “Common Stock”), at an initial conversion price of $7 per share;

WHEREAS, in connection Note Purchase Agreement, the Company, the Group Companies, the Controlling Shareholder, Senior Management and the Purchaser entered into a Investor Rights Agreement as of January 19, 2007 (the “Investor Rights Agreement”),

WHEREAS, pursuant to Section 3 of the Investor Rights Agreement if the Company proposes to issue or sell any securities to a purchaser that is not an affiliate of the Company, the Company is required to (not less than fifteen (15) business days prior to the consummation of such issuance or sale) offer such securities to Citadel by sending written notice (an “Issuance Notice”) to Citadel, which states (a) the identity of the Proposed Third Party Purchaser, (b) a description of the securities to be issued or sold, including detailed terms of such securities, (c) the amount of the securities proposed to be issued to the Proposed Third Party Purchaser (the “Offered New Securities”); (d) the proposed purchase price for the Offered Securities (the “Issuance Price”); and (e) the terms and conditions of such proposed sale. The Issuance Notice is also required to certify that the Company has received a firm offer from the Proposed Third Party Purchaser and in good faith believes a binding agreement for the Offered New Securities is obtainable on the terms set forth in the Issuance Notice.

WHEREAS, the Company desires to enter into a Securities Purchase Agreement with a number of investors (the “Investors”) pursuant to which the Company will issue up to an aggregate of 2,786,000 million shares of its common stock to the Investors for an aggregate purchase price of up to $39,004,000.

WHEREAS, in connection with the Securities Purchase Agreement the Company proposes to enter into a Registration Rights Agreement (a copy of which is attached hereto) pursuant to which the Company is agreeing to register the shares of common stock being purchased by the Investors.

WHEREAS, the Purchaser is willing to waive its right of first refusal set forth in Section 3 of the Securities Purchase Agreement on condition that the Company grant the Purchaser the same registration rights afforded to the Investors in the Registration Rights Agreement and execute and deliver to the Purchaser the Registration Rights Agreement.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

Section 1. Waiver and Consent. Simultaneously with the execution and delivery by the Company to the holders of the Convertible Notes of the Registration Rights Agreement, Purchaser hereby waives (the “Waiver”) the application of and Purchaser’s rights under Section 3 of the Investors’ Rights Agreement solely with respect to the issuance of the common stock to the Investors contemplated by the Securities Purchase Agreement. For the avoidance of doubt, the execution and delivery of the Registration Rights Agreement shall be a condition precedent to the Waiver.

Section 2. Effect on Transaction Documents. Except as expressly set forth above, all of the terms and conditions of the Investor Rights Agreement and any agreements, documents and instruments signed by the Company and any Purchaser in connection therewith shall continue in full force and effect after the execution of this Waiver and shall not be in any way changed, modified or superseded by the terms set forth herein.

Section 3. Miscellaneous.

a.
Amendments and Waivers. The provisions of this Waiver, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Purchaser.

b.	Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Investor Rights Agreement.

c.	Successors and Assigns. This Waiver shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties.

d.
Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

e.
Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Investor Rights Agreement.

f.
Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

g.	Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Wavier and Consent as of the day and year written above.

GROUP COMPANIES:

Fushi International, Inc.

By:	/s/ Li Fu
Name: Li Fu
Title: CEO

Fushi Holdings, Inc.

By:	/s/ Li Fu
Name: Li Fu
Title: CEO

Fushi International (Dalian) Bimetallic Cable Co., Ltd.

By:	/s/ Li Fu
Name: Li Fu
Title: CEO

Dalian Fushi Bimetallic Manufacturing Co., Ltd.

By:	/s/ Li Fu
Name: Li Fu
Title: CEO

CONTROLLING SHAREHOLDER:

By:	/s/ Fu Li

Mr. Fu Li, as Controlling Shareholder

SENIOR MANAGEMENT:

By:	/s/ Fu Li

Mr. Fu Li, as a member of the Senior Management

By:	/s/ Mathus Yang Yue
Mr. Mathus Yang Yue

By:	/s/ Chris Wang
Mr. Chris Wang Wenbing

Accepted and Agreed to:

CITADEL EQUITY FUND LTD.

By: Citadel Limited Partnership, its Portfolio Manager

By: Citadel Investment Group, L.L.C., its General Partner

By: /s/ Andrew Fong
Name: ANDREW FONG
Title: Authorized Signatory